April 27, 2012

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.  20549-7561

File Number 000-54331

Dear Sirs/Madams:

We have read Item 4.01 of The Guitammer Company’s Form 8-K/A dated April 18, 2012 and we agree with the statements made concerning our firm.

Yours truly,

/s/ Friedman LLP